[ACCOUNTING FIRM STATIONERY]

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Forms S-8 (Commission File Numbers 33-93088 dated June 5, 1995 and 333-123234 dated March 10, 2005) of Isle of Capri Casinos, Inc. of our report dated July 11, 2006 relating to the financial statements and supplemental schedule of the Isle of Capri Casinos, Inc. Retirement Trust and Savings Plan, which appears in this Annual Report on Form 11-K.

/s/Piltz, Williams, LaRosa & Company
Certified Public Accountants

July 13, 2006
Biloxi, Mississippi